Exhibit 10.8(c)

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of March 3, 2006 (this “Amendment”) to that certain Master Repurchase Agreement dated as of December 2, 2005, (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement”; as modified hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”) among AAMES CAPITAL CORPORATION, a California corporation (“Aames Capital”), AAMES FUNDING CORPORATION, a California corporation (“Aames Funding”), AAMES INVESTMENT CORPORATION, a Maryland corporation (“Aames Investment”, together with Aames Capital and Aames Funding, collectively, the “Sellers”, each a “Seller”) and MORGAN STANLEY BANK (the “Buyer”).

RECITALS

The Sellers and the Buyer are parties to the Existing Repurchase Agreement.

The Sellers and the Buyer have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement shall be modified as set forth in this Amendment.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer agree as follows:

SECTION 1.         Amendment. The financial covenants set forth in Sections 7.14(b), (c) and (e) are hereby deleted in their entirety and the following new covenants are inserted in lieu thereof:

“(b)         Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Aames Investment shall not permit the ratio of its Total Indebtedness to Tangible Net Worth at any time, from and after December 31, 2005, to be greater than 20.0 to 1.0.

(c)          Maintenance of Ratio of Adjusted Indebtedness to Tangible Net Worth. Aames Investment shall not permit the ratio of its Adjusted Indebtedness to Tangible Net Worth at any time, from and after December 31, 2005, to be greater than 7.0 to 1.0.

(e)          Maintenance of Liquidity. Aames Investment shall, as of the end of any calendar quarter, have unencumbered Cash Equivalents, cash and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis in an amount greater than or equal to $38,000,000.”

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied:

(a)  Delivered Documents. On or before the Amendment Effective Date, the Buyer shall have received all of the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i)            Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Sellers and the Buyer; and

(ii)           Other Documents. Such other documents as the Buyer or counsel to the Buyer may reasonably request.

(b)  No Default. On the Amendment Effective Date, (i) each Seller shall be in compliance with all of the terms and provisions set forth in the Existing Repurchase Agreement and the other Repurchase Documents on its part to be observed or performed, (ii) the representations and warranties made and restated by each Seller pursuant to Section 3 of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date, and (iii) no Default or Event of Default shall have occurred and be continuing on such date.

SECTION 3. Waiver. Notwithstanding any other provision of this Amendment, the Buyer hereby expressly waives any non-compliance with or violation of Sections 7.14(b), (c) or (e) of the Existing Repurchase Agreement during the period commencing December 31, 2005 and continuing to but excluding the Amendment Effective Date.

SECTION 3. Limited Effect. Except as expressly modified by this Amendment, the Existing Repurchase Agreement will continue to be, and will remain, in full force and effect in accordance with its terms; provided, that upon the Amendment Effective Date, each reference therein and herein to the “Repurchase Documents” shall be deemed to include this Amendment and to be a reference to the Existing Repurchase Agreement as modified by this Amendment.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS

AAMES CAPITAL CORPORATION

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance
and Chief Financial Officer

AAMES FUNDING CORPORATION

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance
and Chief Financial Officer

AAMES INVESTMENT CORPORATION

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance
and Chief Financial Officer

[signature page to Amendment No. 2]

BUYER

MORGAN STANLEY BANK

By:	/s/ Deborah P. Goodman
Name: Deborah P. Goodman
Title: VP